                                                                      Exhibit 23




                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40750) pertaining to The Retirement Plan of Pioneer-Standard Electronics, Inc., of our report dated May 13, 2003, with respect to the financial statements and schedule of The Retirement Plan of Pioneer-Standard Electronics, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                  /S/ ERNST & YOUNG LLP





Cleveland, Ohio
June 16, 2003